United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2021 (January 4, 2022)

Gardiner Healthcare Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001- 41185	86-2899992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3107 Warrington Road

Shaker Heights, OH 44120

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (216) 633-6708

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, consisting of one share of Common Stock, par value $0.0001 per share, and one Redeemable Warrant	GDNRU	The Nasdaq Stock Market LLC
Common Stock, par value $0.0001 per share, included as part of the Units	GDNR	The Nasdaq Stock Market LLC
Redeemable Warrants included as part of the Units, each exercisable for one share of Common Stock for $11.50 per share	GDNRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 8.01 is incorporated into this Item by reference.

Item 8.01. Other Events.

As previously disclosed on a Current Report on Form 8-K, on December 27, 2021, Gardiner Healthcare Acquisitions Corp., a Delaware corporation (the “Company”), consummated its initial public offering (the “IPO”) of 7,500,000 units (the “Units”). Each Unit consists of one share of common stock of the Company, par value $0.0001 per share (“Common Stock”), and one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Common Stock for $11.50 per share. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $75,000,000. The Company granted the underwriters a 45-day option to purchase up to 1,125,000 additional Units to cover over-allotments, if any.

Simultaneously with the consummation of the IPO, the Company completed the private sale (the “Private Placement”) of (i) an aggregate of 3,337,500 Warrants (the “Gardiner Healthcare Warrants”) to Gardiner Healthcare Holdings, LLC, a Delaware limited liability company (“Gardiner Healthcare”), (ii) an aggregate of 572,143 Warrants (the “Chardan Gardiner Warrants”) to Chardan Gardiner LLC, a Delaware limited liability company (“Chardan Gardiner”), and (iii) an aggregate of 540,357 Warrants (the “CCMAUS Warrants”; together with the Gardiner Healthcare Warrants and the Chardan Gardiner Warrants, collectively, the “Private Placement Warrants”) to CCMAUS Pty Ltd., an Australian company (“CCMAUS”), each at a purchase price of $1.00 per Private Placement Warrant, generating gross proceeds to the Company of $4,450,000.

An audited balance sheet as of December 27, 2021, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

On December 29, 2021, the Company issued a press release announcing that the underwriters of the IPO had exercised their over-allotment option in full on December 29, 2021, a copy of which is attached as Exhibit 99.2 to this Current Report on Form 8-K. The closing of the issuance and sale of the additional Units (the “Over-Allotment Option Units”) occurred on December 29, 2021. A total aggregate issuance by the Company of 1,125,000 Over-Allotment Option Units at a price of $10.00 per Over-allotment Option Unit resulted in total gross proceeds of $11,250,000 to the Company.

Simultaneously with the sale of the Over-Allotment Option Units, the Company consummated the private sale (the “Additional Private Sale”) of (i) an additional 295,313 Private Placement Warrants to Gardiner Healthcare (the “Additional Gardiner Healthcare Warrants”) at a price of $1.00 per additional Private Placement Warrant, (ii) an additional 50,624 Private Placement Warrants to Chardan Gardiner (the “Additional Chardan Gardiner Warrants”) at a price of $1.00 per additional Private Placement Warrant, and (iii) an additional 47,813 Private Placement Warrants to CCMAUS (the “Additional CCMAUS Warrants”; together with the Additional Gardiner Healthcare Warrants and the Additional Chardan Gardiner Warrants, collectively, the “Additional Private Placement Warrants”) at a price of $1.00 per additional Private Placement Warrant. The Additional Private Placement Warrants were issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering.

As of December 29, 2021, a total of $11,362,500, comprised of the proceeds of the sale of the Private Placement Warrants and the Additional Private Placement Warrants, was added to the Company’s U.S.-based trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company, acting as trustee.

As of December 29, 2021, a total of $87,112,500, comprised of the proceeds from the IPO after offering expenses and a portion of the proceeds of sale of the Private Placement Warrants, and the proceeds of the sale of the Additional Private Placement Warrants, was placed in a U.S.-based trust account (the “Trust Account”) maintained by Continental Stock Transfer & Trust Company acting as trustee.

As of December 29, 2021, the balance of the Trust Account was $87,112,500. Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, and up to $100,000 of interest that may be needed to pay dissolution expenses, the funds held in the Trust Account will not be released from the Trust Account until the earliest of (i) the completion of the Company’s initial business combination within 12 months (or up to 18 months, as applicable) from the closing of the IPO and (ii) a redemption to public stockholders prior to any voluntary winding-up in the event the Company does not consummate its initial business combination within the applicable period.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Audited Balance Sheet as of December 27, 2021
99.2	Pro-Forma Balance Sheet dated December 27, 2021
99.3	Press Release dated December 29, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDINER HEALTHCARE ACQUISITIONS CORP.

By:	/s/ Marc F. Pelletier
Name: Marc F. Pelletier
Title: Chief Executive Officer

Dated: January 4, 2022